EXHIBIT 32.01
Written Statement Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the “Report”) of Martin Marietta Materials, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stephen P. Zelnak, Jr., the Chief Executive Officer of the Registrant certify, to the best of my knowledge, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Stephen P. Zelnak, Jr.
Stephen P. Zelnak, Jr.
Chief Executive Officer

Dated: October 31, 2006
A signed original of this written statement required by Section 906 has been provided to Martin Marietta Materials, Inc. and will be retained by Martin Marietta Materials, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.